Exhibit 4.2

FORM OF

4.200% SUBORDINATED NOTE DUE 2025

THIS IS A SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE SUBORDINATED INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUBORDINATED INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

CUSIP No. [ ]
ISIN No. [ ]
No. [ ]	Principal Amount $[ ]

CAPITAL ONE FINANCIAL CORPORATION

4.200% SUBORDINATED NOTES DUE 2025

Capital One Financial Corporation, a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of [            ] United States Dollars, at the Company’s office or agency for said purposes, on October 29, 2025 (the “Stated Maturity”).

Interest Payment Dates: April 29 and October 29

Regular Record Dates: April 14 and October 14

Reference is made to the further provisions set forth on the reverse hereof, including the definitions of certain capitalized terms. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Subordinated Indenture.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 29, 2015

CAPITAL ONE FINANCIAL CORPORATION

By:
	Name:	Daniel H. Rosen
	Title:	Managing Vice President, Treasury Capital Markets

Attest By:
		Name:	Kelly A. Ledman
		Title:	Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued under the within-mentioned Subordinated Indenture.

Dated: October 29, 2015

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

Capital One Financial Corporation

4.200% Subordinated Notes Due 2025

This Security is one of a duly authorized issue of debt securities of the Company, of the series hereinafter specified, all issued or to be issued under a Subordinated Indenture, dated as of August 29, 2006 (the “Subordinated Indenture”), and duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to Harris Trust and Savings Bank, as trustee (hereinafter, the “Trustee”). Reference to the Subordinated Indenture and the Officers’ Certificate thereunder establishing the terms of this Security is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. This Security is one of a series designated as the “4.200% Subordinated Notes Due 2025” of the Company (hereinafter called the “Notes”), issued under the Subordinated Indenture. Each Holder by accepting a Note, agrees to be bound by all terms and provisions of the Subordinated Indenture, as amended from time to time, applicable to the Notes.

Neither the Subordinated Indenture nor the Notes limit or otherwise restrict the amount of indebtedness which may be incurred or other securities which may be issued by the Company. The Notes issued under the Subordinated Indenture are direct, unsecured obligations of the Company and will mature on October 29, 2025. The Notes are subordinated in right of payment to the Senior Indebtedness of the Company as provided in Article Sixteen of the Subordinated Indenture, and will rank equal in right of payment to all of the Company’s existing and future unsecured and subordinated indebtedness.

The Company promises to pay interest on the principal amount of this Security at the rate of 4.200% per annum. The Company will pay interest semi-annually in arrears on April 29 and October 29 of each year (each, an “Interest Payment Date”), commencing on April 29, 2015. Interest on this Security will accrue from October 29, 2015 or from the most recent October 29 or April 29, as the case may be, to which interest on the Notes has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest to the Person in whose name this Security is registered at the close of business on April 14 and October 14, as the case may be, next preceding the applicable Interest Payment Date, except that the Company will pay the interest payable at the Stated Maturity of this Security to the Person or Persons to whom principal is payable. The Company will pay interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Company will make payments in respect of Notes in global form (including principal and interest) to the Holder thereof or a nominee of the Holder, by wire transfer of immediately available funds as of the close of business on the date such payments are due.

If the Company defaults in the payment of interest due on any Interest Payment Date after taking into account any applicable grace period, such defaulted interest shall be paid as set forth in the Subordinated Indenture.

The Notes are not entitled to any sinking fund.

The Notes are subject to defeasance pursuant to Section 402 of the Subordinated Indenture.

The provisions in Section 305 of the Subordinated Indenture are applicable to the Notes.

The subordination provisions of Article Sixteen of the Subordinated Indenture are applicable to the Notes.

The Notes are not convertible into common stock of the Company.

Solely with respect to the Notes, and not with respect to any other series of Securities, Sections 501(e) and 501(f) of the Indenture shall be modified as follows:

“(e) the entry by a court having competent jurisdiction of:

(1) a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(2) a decree or order adjudging the Company to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(3) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company;

(f) the commencement by the Company of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any substantial part of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or”

Solely with respect to the Notes, and not with respect to any other series of Securities, the definition of “Senior Indebtedness” as set forth in the Indenture shall be modified as follows:

““Senior Indebtedness” means (a) the principal of and premium, if any, and interest, on, whether outstanding now or incurred later, (1) all indebtedness for money borrowed by the Company, including indebtedness of others guaranteed by the Company, other than any subordinated debt securities, junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (2) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in any such case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the Securities; (b) all of the Company’s capital lease obligations and any synthetic lease or tax retention operating lease; (c) all of the Company’s obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (d) all of the Company’s obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (e) all of the Company’s obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, and direct credit substitutes; and (g) all obligations of the type referred to in clauses (a) through (f) of other persons secured by any lien on any of the Company’s property or assets whether or not such obligation is assumed by the Company.”

At any time after September 29, 2025 (the “Redemption Date”), the Notes will be redeemable at the option of the Company, upon not less than 15 nor more than 45 days’ prior notice given to the holders of the Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus in each case accrued and unpaid interest to the Redemption Date.

If money sufficient to pay the redemption price of and accrued interest on the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee on or before the Redemption Date and certain other conditions are satisfied, then on and after the Redemption Date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption and such Notes will cease to be outstanding. If the Redemption Date is not a business day, the Issuer will pay the redemption price on the next business day without any interest or other payment due to the delay.

If fewer than all of the Notes are to be redeemed, the Depository will select the Notes for redemption on a pro rata basis, by lot or by such other method in accordance with the procedures of the Depository. No Notes of $1,000 or less will be redeemed in part.

In case an Event of Default shall have occurred and is continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Subordinated Indenture. The Subordinated Indenture provides that in certain circumstances such declaration and its consequences may be waived by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding. However, any such consent or waiver by the Holder shall not affect any subsequent default or impair any right consequent thereon.

The Holder of this Security will have an absolute right to receive payment of the interest on this Security on or after the dates expressed herein and to institute a suit for the enforcement of any such payment, but there is no right of acceleration in the case of any default other than certain events of bankruptcy or insolvency of the Company and accordingly no right of acceleration in the case of a default by the Company of principal or interest on the Notes or the performance of any other obligation by the Company under the Notes or the Subordinated Indenture.

The Subordinated Indenture permits the Company and the Trustee, without the consent of the Holders of the Notes for certain situations and with the consent of not less than two-thirds of the Holders in aggregate principal amount of the Outstanding Notes of each series affected by such supplemental indenture in other situations, to execute supplemental indentures adding to, modifying, or changing various provisions of, the Subordinated Indenture; provided that no such supplemental indenture, without the consent of the Holder of each Outstanding Note affected thereby, shall (i) change the Stated Maturity of the principal of or any installment of interest on the Notes; (ii) reduce the principal amount thereof or the rate of interest thereon, or adversely affect the right of repayment of any Holder; (iii) change the Place of Payment or Currency in which the principal of or interest on the Notes is payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof; (iv) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Subordinated Indenture or certain defaults thereunder and their consequences) provided for in the Subordinated Indenture, or reduce the requirements of Section 1504 for quorum or voting; (v) modify any of the provisions of Sections 902, 513 or 1008 of the Subordinated Indenture, except to increase any such percentage or provide that certain other provisions of the Subordinated Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or (vi) modify the provisions of the Subordinated Indenture with respect to the subordination of the Notes in a manner adverse to the Holders.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1007 of the Subordinated Indenture, if before the time it would have to comply, the Holders of at least a majority in principal amount of the Outstanding Notes, by act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

No reference herein to the Subordinated Indenture and no provision of this Security or of the Subordinated Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of or interest on this Security at the respective times and at the rate herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. A Holder may exchange the Notes for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Subordinated Indenture.

Upon due presentment for registration of transfer of the Notes at the office or agency for said purpose of the Company, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Subordinated Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Prior to due presentation of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee, may deem and treat the Holder hereof as the owner of this Security (whether or not any payment with respect to this Security shall be overdue), for the purpose of receiving payment of principal of and (subject to the provisions of the Subordinated Indenture) interest hereon and for all other purposes whatsoever, whether or not any payment with respect to this Security shall be overdue, and neither the Company, nor the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Subordinated Indenture or any indenture supplemental thereto, or because of the creation of any indebtedness represented thereby, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

All terms used in this Security (and not otherwise defined in this Security) that are defined in the Subordinated Indenture shall have the meanings assigned to them in the Subordinated Indenture.